Mizuho Corporate Bank, Ltd. (LETTERHEAD)

THE TALBOTS, INC. 175 Beal Street Hingham, MA 02043 April 17, 2002

CONFIRMATION OF EXTENSION

Re:	Revolving Credit Agreement made as of April 13, 1998, between The Talbots, Inc. as borrower, and The Dai-Ichi Kangyo Bank, Limited (the “Agreement”)

Dear Sirs: We are pleased to confirm with you the one year extension of the Revolving Credit according to Section 14(j)(i) of the Agreement. The new expiry dated April 17, 2004.

Very truly yours, Mizuho Corporate Bank, Ltd. Americas Corporate Banking Division Japanese Corporates No. 1 By: /s/ Takashi Horde —————————————— Takashi Horde Senior Vice President & Department Head

C.C.  Mr. Katsuhiko Natori,
          AEON (U.S.A.), Inc.